UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

Amgen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37702	95-3540776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks California	91320-1799
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(805) 447-1000

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered under Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AMGN	The Nasdaq Stock Market LLC
2.000% Senior Notes Due 2026	AMGN26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously disclosed, on December 11, 2022, Amgen Inc. (“Amgen”), Horizon Therapeutics plc (“Horizon”) and Pillartree Limited, a wholly owned subsidiary of Amgen (“Acquirer Sub”), entered into a Transaction Agreement, dated December 11, 2022, pursuant to which, among other things, Acquirer Sub will acquire the entire issued ordinary share capital of Horizon (the “Acquisition”).

As also previously disclosed, on May 16, 2023, the U.S. Federal Trade Commission (“FTC”) filed a complaint in the U.S. District Court for the Northern District of Illinois seeking a temporary restraining order and preliminary injunction enjoining the Acquisition. On May 17, 2023, Horizon, Amgen and the FTC submitted a stipulated proposed temporary restraining order to the court providing that Horizon and Amgen would not close the Acquisition until the earlier of September 15, 2023 or the second business day after the court rules on the FTC’s request for a preliminary injunction (the “Stipulated TRO”). On May 17, 2023, the court issued an order granting the Stipulated TRO.

Responsibility Statement Required by the Irish Takeover Rules

The directors of Amgen accept responsibility for the information contained in this Item 8.01. To the best of the knowledge and belief of the directors (who have taken all reasonable care to ensure that such is the case), the information contained in this Item 8.01 is in accordance with the facts and does not omit anything likely to affect the import of such information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: May 17, 2023	By:	/s/ Jonathan P. Graham
	Name:	Jonathan P. Graham
	Title:	Executive Vice President, General Counsel and Secretary